Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Direct Digital Holdings, Inc. on Form S-1 (File No. 333-261059) of our report dated April 17, 2023, with respect to our audits of the consolidated financial statements of Direct Digital Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which report appears in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP
Houston, Texas
April 18, 2023